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EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in the Registration Statement on Form S-8 (SEC File #: 333-______), to be filed on or about February 10, 2004, of our report of independent certified public accountants dated December 5, 2003 relating to the consolidated statement of operations, statement of changes in shareholders' equity and statement of cash flows of Composite Technology Corporation (a Nevada corporation) and Subsidiary (a development stage enterprise) Composite Technology Corporation (SEC File #0-10999, CIK # 317477) for the year ended September 30, 2002 and the period from March 28, 2001 (date of formation) through September 30, 2002, respectively, which appears in the 2003 Annual Report on Form 10-KSB of Composite Technology Corporation.


                                              /s/ S. W. Hatfield, CPA
                                              -----------------------
                                              S. W. HATFIELD, CPA
Dallas, Texas
February 10, 2004